Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-86116, 333-92471, 333-97867, 333-108667, 333-116101 and 333-126784)  and the Registration Statements on Form S-3 (No. 333-111671, 333-114167, and 333-110817) of our report dated March 3, 2006 (with respect to the second paragraph of Note 21, March 31, 2006) relating to our audits of the consolidated financial statements and financial statement schedule of Digital Angel Corporation which has been included in Amendment No.1 to the Annual Report of Form 10-K/A for the year ended December 31, 2005, previously filed, and our report dated March 3, 2006, relating to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Digital Angel Corporation as of December 31, 2005, which has been included in Amendment No.1 to the Annual Report of Form 10-K/A for the year ended December 31, 2005, previously filed, and is included in this Amendment No. 2 to the Annual Report on Form 10-K/A for the  year ended December 31, 2005. We also consent to the reference to us as Experts in the Registration Statements on Form S-3.

Eisner LLP

Florham Park, New Jersey
February 28, 2007